Exhibit (a)(1)(i)
ARCUTIS BIOTHERAPEUTICS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
TO PURCHASE SHARES OF COMMON STOCK
FOR REPLACEMENT RSU AWARDS
SUMMARY TERM SHEET – OVERVIEW
THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 8:59 P.M. PACIFIC TIME ON FEBRUARY 12, 2024
UNLESS THIS OFFER IS EXTENDED
Arcutis Biotherapeutics, Inc. which is sometimes referred to herein as the “Company,” “Arcutis,” “our,” “us,” or “we,” is offering eligible employees and consultants the opportunity to exchange certain outstanding options to purchase shares of our Common Stock (“Common Stock”) for new awards (“Replacement RSU Awards”) comprised of a lesser number of restricted stock units (“RSUs”), calculated in accordance with specified exchange ratios. We expect to grant the Replacement RSU Awards on the date on which we cancel the options accepted for exchange, which will be the completion date of this offer. We are making this offer (“Offer”) upon the terms, and subject to the conditions, set forth in this Offer to Exchange Certain Outstanding Options to Purchase Share of Common Stock for Replacement RSU Awards (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Option Exchange”).
Eligibility. Only Eligible Options may be exchanged in the Option Exchange. For these purposes, “Eligible Options” are those options that:
•are held by an employee or consultant of Arcutis or its subsidiaries as of the Replacement RSU Award Grant Date (each as defined below); and
•have a per share exercise price equal to or greater than $10.00 (the “Minimum Exercise Price”).
Options held by an individual who is not an employee or consultant of Arcutis or its subsidiaries as of the Replacement RSU Award Grant Date or having an exercise price less than the Minimum Exercise Price are not eligible to be exchanged in the Option Exchange.
You are eligible to participate in the Option Exchange only if you:
•are an employee or consultant of Arcutis or any of its subsidiaries on the date this Offer commences and remain an employee or consultant, as applicable, through the Replacement RSU Award Grant Date; and
•hold at least one Eligible Option as of the Offer Expiration Date.
Non-employee members of Arcutis’s board of directors are not eligible to participate in the Option Exchange, even if they are also serving as a consultant to Arcutis. The outstanding options that you hold give you the right to purchase shares of our Common Stock once those options vest by paying the applicable exercise price (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Offer to Exchange, we refer to an actual option you hold to purchase shares of our Common Stock and not the shares of Common Stock underlying the option.
Exchange Ratios. The exchange ratios in the Option Exchange represent the number of shares of Common Stock underlying an Eligible Option that an employee must surrender in order to receive one RSU underlying a Replacement RSU Award and vary based on the exercise price. Each RSU represents the right to receive a share of Common Stock after the RSU vests. The exchange ratios for the Option Exchange were determined in part using the Black-Scholes model and the trading range of our Common Stock during the period preceding the date our Board of Directors (the “Board”) approved the Option Exchange and are based on the exercise prices of the Eligible Options. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option

Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards. The number of RSUs underlying each Replacement RSU Award, calculated according to the exchange ratios, will be rounded down to the nearest whole RSU on a grant-by-grant basis. Fractional RSUs will not be granted, and you will not receive any cash for fractional RSUs. The table below sets forth the exchange ratios to be used based on the exercise prices of your Eligible Options.

Exercise Price ($/share)	Ratio of Shares Subject to Eligible Options Surrendered to RSUs Underlying Replacement RSU Award to be Granted
$10.00 - $19.99	2 to 1
$20.00 - $27.49	2.5 to 1
>= $27.50	3 to 1
If you are eligible to participate in the Option Exchange, you can exchange your Eligible Options on a grant-by-grant basis, i.e., based on the original grant date and exercise price of the Eligible Option (referred to herein as a “Separate Option Grant”). No partial exchanges of Separate Option Grants will be permitted; however, you can choose to exchange one or more of your eligible Separate Option Grants without having to exchange all of your eligible Separate Option Grants. If you have previously exercised a portion of an eligible Separate Option Grant, only the portion of the eligible Separate Option Grant which has not yet been exercised will be eligible to be exchanged.
All Eligible Options that we accept pursuant to the Option Exchange will be canceled on the expiration date of this Offer, currently scheduled for 8:59 P.M. Pacific Time on February 12, 2024 (as may be extended, the “Offer Expiration Date”), and Eligible Options elected for exchange will no longer be exercisable after that time. We expect to grant the Replacement RSU Awards on or about the Offer Expiration Date, with the date of grant for the Replacement RSU Awards referred to in this Offer as the “Replacement RSU Award Grant Date.”
Terms of Replacement RSU Awards. We will grant the Replacement RSU Awards under our 2020 Equity Incentive Plan (the “2020 Plan”) on the Replacement RSU Award Grant Date, which will be the date on which we cancel the Eligible Options accepted for exchange. In order to be granted a Replacement RSU Award, you must remain continuously employed by the Company or one of our subsidiaries or in continuous service as a consultant of the Company through the Replacement RSU Award Grant Date. Each RSU underlying a Replacement RSU Award represents the right to receive one share of Common Stock following vesting. Your Replacement RSU Award(s) will be subject to the 2020 Plan and the restricted stock unit agreement approved for use under the 2020 Plan. Unless the Board or its compensation committee determines otherwise, any tax withholding obligations that arise for employees as a result of the vesting and settlement of the Replacement RSU Awards will be satisfied using a mandatory sell-to-cover process whereby a number of shares issued in settlement of the Replacement RSU Awards will be sold to cover tax withholding obligations and paid to Arcutis, which, in turn, will remit to the applicable taxing authorities.
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The Replacement RSU Awards will vest based on continued employment by or continued service as a consultant with Arcutis in accordance with the following table based on the date of grant of the related Eligible Option:

Grant Date of Related Eligible Option	Replacement RSU Award Vesting Schedule
<= 12/31/2020	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
1/1/2021 - 12/31/2022	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
>= 1/1/2023	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
Although our Board has approved this Offer, neither we nor our Board make any recommendation as to whether you should elect to exchange or refrain from electing to exchange all or any of your Eligible Options. You must make your own decision regarding whether to elect to exchange all or any of your Eligible Options.
This Offer is not conditioned upon a minimum aggregate number of Eligible Options being surrendered for exchange. This Offer is subject to certain conditions which we describe in Section 6 of this Offer to Exchange and the terms described in this Offer.
Shares of our Common Stock are listed on Nasdaq under the symbol “ARQT.” On January 12, 2024, the closing price of shares of our Common Stock on the Nasdaq Global Select Market was $3.64 per share. We recommend that you obtain current market quotations for shares of our Common Stock before deciding whether to elect to exchange your Eligible Options.
As of January 12, 2024, 5,108,908 shares of Common Stock were underlying the Eligible Options, or approximately 5.3% of our total shares of Common Stock outstanding as of January 12, 2024, which was 96,792,606 shares. If 100% of Eligible Options were to be exchanged and Replacement RSU Awards granted in accordance with the exchange ratios set out above, the number of RSUs underlying such Replacement RSU Awards would be approximately 2,152,215 RSUs.
IMPORTANT
If you wish to participate in this Offer, you must log on to the option exchange website at https://equitysolutions.aon.com/UWSO/Participant and elect to participate on or before 8:59 P.M. Pacific Time on the Offer Expiration Date, which is currently scheduled for February 12, 2024. Election submissions that are received after this deadline will not be accepted. In order to participate in this Offer and submit your election, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer to Exchange as set forth in the Offer documents.
Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted by us.
You should direct questions about this Offer and requests for additional copies of this Offer to Exchange and the other Offer documents by emailing stockadmin@Arcutis.com.
We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction outside of the United States. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.
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THIS OPTION EXCHANGE OFFER DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
ARCUTIS HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. ARCUTIS HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY ARCUTIS.
NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOYMENT OR SERVICE OF ARCUTIS OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.
ARCUTIS RESERVES THE RIGHT TO AMEND OR TERMINATE THE 2020 PLAN AT ANY TIME, AND THE GRANT OF AN OPTION OR RSU AWARD UNDER THE 2020 PLAN OR THIS OFFER DOES NOT IN ANY WAY OBLIGATE ARCUTIS TO GRANT ADDITIONAL OPTIONS OR RSU AWARDS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF A REPLACEMENT RSU AWARD AND ANY FUTURE OPTIONS OR RSU AWARDS GRANTED UNDER THE 2020 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.
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OPTION EXCHANGE
TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS	2
EXCHANGE DESIGN	2
ADMINISTRATIVE/TIMING	7
OTHER IMPORTANT QUESTIONS	10
RISK FACTORS	13
THIS OFFER	15
CONSIDERATION	23
TERMS OF REPLACEMENT RSU AWARDS	24
VESTING OF REPLACEMENT RSU AWARDS	24
EXERCISE	25
U.S. FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS	25
REGISTRATION OF OPTION SHARES	25
ARCUTIS BIOTHERAPEUTICS, INC. INCENTIVE AWARD PLAN, AS AMENDED	25
INTERESTS OF OUR DIRECTORS, OFFICERS AND AFFILIATES	29
TRANSACTIONS AND ARRANGEMENTS CONCERNING OUR SECURITIES	29

Schedule A Information Concerning the Directors and Executive Officers of Arcutis Biotherapeutics, Inc.
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SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer to Exchange. Where applicable, we have included section references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. We suggest that you consult with your personal financial and tax advisors before deciding whether to participate in this Offer. Please review this summary term sheet and questions and answers, and the remainder of this Offer to Exchange and the Terms of Election to ensure that you are making an informed decision regarding your participation in this Offer.
For your ease of use, the questions have been separated into three sections:
1.    Exchange Design.
2.    Administrative/Timing.
3.    Other Important Questions.
Exchange Design
1.    What is the Option Exchange?
The Option Exchange is being offered by Arcutis to allow eligible employees and consultants of Arcutis or its subsidiaries to exchange their outstanding options that have per share exercise prices equal to or greater than the Minimum Exercise Price for new awards comprised of a lesser number of RSUs, which we refer to as Replacement RSU Awards. The number of RSUs underlying Replacement RSU Awards that will be granted in exchange for existing Eligible Options will be determined by the exchange ratios described below under question 3. The Replacement RSU Awards will be granted on the Replacement RSU Award Grant Date, which we expect will be the Offer Expiration Date. Each RSU underlying a Replacement RSU Award represents the right to be issued one share of Common Stock following vesting. The Replacement RSU Awards will be subject to the terms and conditions of the 2020 Plan and the RSU agreement approved for use under the 2020 Plan. Each Replacement RSU Award will be completely unvested as of the Replacement RSU Award Grant Date, regardless of whether the surrendered option was wholly or partially vested. Replacement RSU Awards will vest based on continued employment by or continued service as a consultant with Arcutis in accordance with the following table based on the date of grant of the related Eligible Option:

Grant Date of Related Eligible Option	Replacement RSU Award Vesting Schedule
<= 12/31/2020	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
1/1/2021 - 12/31/2022	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
>= 1/1/2023	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
2.    Why are we making this Offer?
An objective of our equity incentive programs has been, and continues to be, to align the interests of participants with those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards.
A significant majority of our employees’ and consultants’ options have exercise prices that exceed, in some cases significantly, the trading price range of shares of our Common Stock over the past two plus years. We believe these underwater options are no longer effective as incentives to motivate and retain our employees and consultants. In the face of a competitive market for exceptional employees and skilled consultants, the need for adequate and appropriate incentives and retention tools remains strong.
As of January 12, 2024, we had an aggregate of 10,684,064 shares subject to outstanding options, constituting approximately 11.0% of our 96,792,606 shares of Common Stock outstanding as of January 12, 2024. We refer to these shares together with shares available for issuance under our equity incentive plans as our “overhang.” As of January 12, 2024, 5,108,908 shares of Common Stock were underlying the Eligible Options, or approximately 5.3% of our total shares of Common Stock outstanding as of January 12, 2024. As of January 12, 2024, Eligible Options were vested and exercisable for approximately 2,810,525 shares of Common Stock, or approximately 2.9% of our total shares of Common Stock outstanding as of January 12, 2024.
Eligible Options remain outstanding and contribute to overhang until such time as they expire, terminate or are otherwise canceled. Although Eligible Options are not likely to be exercised as long as our share price is lower than the applicable exercise price, they will remain an expense on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value. If all of the Eligible Options are exchanged and replaced by Replacement RSU Awards, the number of shares of our Common Stock underlying outstanding equity awards, including options and RSUs, would be reduced by approximately 2,956,693 shares, or approximately 3.0% of our total shares of Common Stock outstanding as of January 12, 2024. Replacement RSU Awards will either vest and be settled incrementally through February 2027 or will be forfeited at termination of service, each of which reduces our overhang. Further, surrendered Eligible Options will be canceled and returned to the pool of shares reserved for future grant.
The Option Exchange is voluntary and will allow eligible employees and consultants to choose whether to keep their existing options at existing exercise prices and vesting schedules or to exchange those options for Replacement RSU Awards with new vesting schedules. We intend the Option Exchange to enable eligible employees and consultants to recognize value from their equity awards, but this cannot be guaranteed considering the unpredictability of the stock market. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)
Subject to the limitations set forth in Sections 6 and 14 of the Offer to Exchange entitled “Conditions of this Offer” and “Extension of Offer; Termination; Amendment,” respectively, we reserve the right before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date certain events have occurred, including any increase or decrease of greater than 33% of the trading price of shares of our Common Stock that occurs during the tender offer as measured from $3.64, which was the closing price of shares of our Common Stock on the Nasdaq Global Select Market on January 12, 2024.
3.    How does the Option Exchange work?
We are offering eligible employees and consultants the opportunity to exchange Eligible Options that have an exercise price equal to or greater than the Minimum Exercise Price for a predetermined number of RSUs underlying Replacement RSU Awards, rounded down to the nearest whole RSU, based on the exchange ratios described in the table below. The outstanding options that you hold give you the right to purchase shares of our Common Stock once you exercise those options by paying the applicable exercise price of those options (and satisfying any applicable tax withholding obligations). Thus, when we use the term “options” in this Option Exchange, we refer to the actual options you hold to purchase shares of our Common Stock and not the shares of Common Stock underlying those options.

Participating in the Option Exchange requires an eligible employee to make a voluntary election to tender Eligible Options on or before 8:59 P.M. Pacific Time on February 12, 2024, unless this Offer is extended, after which time such election will be irrevocable.
The exchange ratios in the Option Exchange represent the number of shares of Common Stock underlying an Eligible Option that an employee must surrender in order to receive one RSU underlying a Replacement RSU Award, and vary based on the exercise price of the Eligible Options. The exchange ratios for the Option Exchange were determined in part using the Black-Scholes model and the trading range of our Common Stock during the period preceding the date our Board of Directors (the “Board”) approved the Option Exchange and are based on the exercise prices of the Eligible Options. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards. The number of RSUs underlying each Replacement RSU Award, calculated according to the exchange ratios, will be rounded down to the nearest whole RSU on a grant-by-grant basis. Fractional RSUs will not be granted, and you will not receive any cash for fractional RSUs. The table below sets forth the exchange ratios to be used based on the exercise prices of your Eligible Options.

Exercise Price ($/share)	Ratio of Shares Subject to Eligible Options Surrendered to RSUs Underlying Replacement RSU Award to be Granted
$10.00 - $19.99	2 to 1
$20.00 - $27.49	2.5 to 1
>= $27.50	3 to 1
Unless prevented by law or applicable regulations, Eligible Options accepted for exchange will be canceled and Replacement RSU Awards will be granted under our 2020 Plan.
Examples
To illustrate how the exchange ratios work, assume that:
(a)    You are an active employee resident in the United States.
(b)    You have four existing option grants each covering 3,000 shares of Common Stock with corresponding per share exercise prices of: $6.52, $15.55, $24.60 and $32.44. Each option vests as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to continued service.
(c)    The Replacement RSU Award Grant Date is on or about the Offer Expiration Date.
If you elect to participate in the Offer:
(a)    You will only be able to elect to exchange your three existing option grants with per share exercise prices of $15.55, $24.60 and $32.44 for Replacement RSU Awards. Your election to exchange can cover zero shares or all 3,000 shares of each separate grant (i.e., with the same exercise price and grant date). You cannot elect to exchange less than the full amount of a Separate Option Grant. For example, you cannot elect to exchange 500 shares of the option grant with the exercise price of $32.44. Instead, you can elect to exchange either all options with that exercise price, or none. If you have previously exercised a portion of an eligible Separate Option Grant, only the portion of the Eligible Option grant which has not yet been exercised will be eligible to be exchanged.
(b)    You will not be able to exchange your existing option grant with a per-share exercise price of $6.52 for a Replacement RSU Award because the exercise price is below the Minimum Exercise Price.

Under these facts, the table below shows the number of RSUs underlying each Replacement RSU Award you would receive were you to participate in the Offer and elect to exchange the existing Eligible Options with per-share exercise prices of $15.55, $24.60 and $32.44.

Grant Date of Existing Eligible Option	Exercise Price of Existing Eligible Option	Cancelled Shares Subject to Existing Eligible Option	Exchange Ratio	RSUs Underlying Replacement RSU Award
8/24/2020	24.60	3,000	2.5 to 1	1,200
3/2/2021	32.44	3,000	3 to 1	1,000
3/3/2022	15.55	3,000	2 to 1	1,500
Replacement RSU Awards will vest based on continued employment by or continued service as a consultant with Arcutis in accordance with the following table based on the date of grant of the related Eligible Option:

Grant Date of Related Eligible Option	Replacement RSU Award Vesting Schedule
<= 12/31/2020	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
1/1/2021 - 12/31/2022	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
>= 1/1/2023	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
In accordance with the above, the Replacement RSU Award granted in respect of the surrendered Eligible Options will vest as follows:

Grant Date of Existing Eligible Option	Exercise Price of Existing Eligible Option	RSUs Underlying Replacement RSU Award	Replacement RSU Award Vesting Schedule
8/24/2020	24.60	1,200	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
3/2/2021	32.44	1,000	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
2/27/2023	15.55	1,500	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
4.    Which options are eligible for this Offer?
Options eligible for exchange are those held by employees and consultants of us and our subsidiaries having an exercise price equal to or greater than the Minimum Exercise Price.

5.    Who is eligible to participate in this Offer?
You are eligible to participate in this Offer only if (i) you are an employee or consultant of Arcutis or any of its subsidiaries as of the Offer commencement date and remain an employee or consultant through the Offer Expiration Date and (ii) you hold at least one Eligible Option on the Offer Expiration Date.
6.    What if I leave Arcutis before the Replacement RSU Award Grant Date?
If you are no longer employed with, or cease serving as a consultant of, Arcutis or any of its subsidiaries, whether voluntarily, involuntarily, or for any other reason, before the Replacement RSU Award Grant Date, you will not be able to participate in this Offer.
ACCORDINGLY, IF YOU ARE NOT AN EMPLOYEE OR CONSULTANT OF ARCUTIS OR ANY OF ITS SUBSIDIARIES AS DESCRIBED ABOVE ON THE REPLACEMENT RSU AWARD GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE. (See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement RSU Awards” below for additional information.)
7.    Why aren’t the exchange ratios set at one-for-one?
The exchange ratios for the Option Exchange were determined in part using the Black-Scholes model and the trading range of our Common Stock during the period preceding the date our Board approved the Option Exchange and are based on the exercise prices of the Eligible Options. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards. If we were to exchange the Eligible Options for RSUs on a one-for-one basis the fair value of the Replacement RSU Awards and the associated accounting expense would be greater than the current fair value of the Eligible Options. In addition, the potential dilutive impact of our equity awards would remain the same. Accordingly, the higher-value Replacement RSU Awards will cover fewer RSUs than the shares of our Common Stock underlying the lower-value Eligible Options they replace to minimize accounting expenses and potential dilution while balancing our compensatory goals with the interests of our stockholders.
8.    If I participate, what will happen to my exchanged options?
Eligible Options that you elect to exchange will be cancelled on the Offer Expiration Date, which is currently scheduled for 8:59 P.M. Pacific Time on February 12, 2024, unless this Offer is extended.
9.    If I elect to exchange some of my Eligible Options, do I have to elect to exchange all of my Eligible Options?
No. You may elect to exchange your Eligible Options on a grant-by-grant basis (determined based on options having the same grant date and exercise price), that is you may elect to exchange or not exchange each Separate Option Grant. If you elect to exchange any portion of a Separate Option Grant in the Offer, you must elect to exchange the entire Separate Option Grant. No partial exchanges of Separate Option Grants will be permitted.

10.    What happens to Eligible Options that I choose not to exchange or that you do not accept for exchange?
Eligible Options that you choose not to exchange or that we do not accept for exchange will remain outstanding and will retain their existing terms, exercise prices and vesting schedules.
11.    Will Replacement RSU Awards qualify for special tax treatment?
No. The value of shares issued upon settlement of RSUs constitutes ordinary income, subject to income tax withholding if you are an employee of Arcutis or its subsidiaries. Even if your Eligible Options qualify as “incentive stock options”, Replacement RSU Awards are not eligible for special tax treatment under applicable law.
12.    What are the conditions to this Offer?
This Offer is subject to the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of options being elected for exchange. (See Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below for additional information.)
Administrative/Timing
13.    How do I participate in this Offer?
If you choose to participate in the Option Exchange, you must take the following action on or before 8:59 P.M. Pacific Time on the Offer Expiration Date:
1.    Use your user log-in ID and password (which you will set up using instructions that will be emailed to you) to access the option exchange website at https://equitysolutions.aon.com/UWSO/Participant; and
2.    Properly complete and submit your election via the option exchange website by (a) navigating to the My Options page, (b) indicating which Eligible Options you wish to exchange by selecting “Exchange for New RSU” or “Do Not Exchange” in the Election column and “CONFIRM AND SUBMIT” at the bottom of the page, and (c) after verifying the options you want to exchange, select “CONFIRM AND SUBMIT.”
Arcutis must receive your properly completed submission on or before 8:59 P.M. Pacific Time on the Offer Expiration Date, which is to occur on February 12, 2024, unless extended by us.
You can change your election any time during the Offering period; however, the last election that you make, if any, on or prior to 8:59 P.M. Pacific Time on the Offer Expiration Date will be final and irrevocable.
If you elect to exchange an Eligible Option grant, you must elect to exchange that entire Eligible Option grant. If you hold more than one Eligible Option grant, however, you may choose to exchange Separate Option Grants, on a grant-by-grant basis, without having to exchange all of your Eligible Option grants. No partial exchanges of Separate Option Grants will be permitted. If you are eligible to participate in the Option Exchange, the option exchange website will list all of your eligible Separate Option Grants.
Confirmation statements for submissions through the option exchange website will be emailed directly to you, and you may also obtain a confirmation from the option exchange website after submitting your election or withdrawal. You should print and save a copy of the confirmation for your records.
Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted, and will not be accepted.

14.    How do I find out the details about my existing options?
Information on your Eligible Options will be provided to you with this Offer on the option exchange website located at https://equitysolutions.aon.com/UWSO/Participant.
15.    What will happen if I do not submit my election by the deadline?
If you do not submit your election by the deadline, then you will not participate in this Offer, and all options currently held by you will remain intact at their original exercise price and subject to their original terms and conditions. (See “Risk Factors” below for additional information).
IF YOU FAIL TO PROPERLY SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THIS OFFER.
16.    During what period of time can I withdraw or change my previous elections?
You can withdraw or change your previously submitted election to exchange or not exchange Eligible Options at any time on or before 8:59 P.M. Pacific Time on the Offer Expiration Date, which is scheduled to occur on February 12, 2024, unless extended by us. If this Offer is extended beyond February 12, 2024, you can withdraw or change your election at any time until the extended expiration of this Offer. To change your previously submitted election, you must submit a new election in the same manner described in Question 13 before the election deadline. To withdraw your previously submitted election, submit a new election before the election deadline, and select “Do Not Exchange” in the election column for the particular option(s) you wish to withdraw. It is your responsibility to confirm that we have received your correct election before the deadline. In all cases, the last election submitted and received prior to the deadline will be final and irrevocable. (See Section 4 of the Offer to Exchange entitled “Withdrawal Rights” below for additional information.)
AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS OCCURRED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.
17.    Can I exchange the remaining portion of an Eligible Option grant that I have already partially exercised?
Yes, any unexercised portion of a separate Eligible Option grant can be exchanged. If you have previously exercised a portion of an Eligible Option grant, only the portion of that option grant that has not yet been exercised will be eligible to be exchanged and, if you elect to replace it for a Replacement RSU Award, such portion must be exchanged in full. Any portion of a Separate Option Grant that has been exercised is not eligible to participate in the Option Exchange. The Replacement RSU Award will only replace the unexercised portion of Eligible Option grant, which will be cancelled upon the expiration of this Offer.
18.    Can I select which of my Eligible Options to exchange?
Yes. You can exchange your Eligible Options on a grant-by-grant basis, determined based on the grant date and exercise price of the original option. However, no partial exchanges of Separate Option Grants will be permitted.
19.    Can I exchange both vested and unvested Eligible Options?
Yes. You can exchange Eligible Options, whether or not they are vested (and you must exchange all of the unexercised portion of a Separate Option Grant if you choose to exchange such Separate Option Grant). Each Replacement RSU Award, however, will be completely unvested on the Replacement RSU Award Grant Date, regardless of whether the surrendered Eligible Option was wholly or partially vested.
20.    What does an RSU entitle me to?
Each RSU represents the right to be issued one share of Common Stock after the RSU vests.

21.    When will the Replacement RSU Awards be granted?
We will grant the Replacement RSU Awards on or about the date we cancel options elected for exchange, which we expect to occur on the Offer Expiration Date (currently scheduled for February 12, 2024). If this Offer is extended beyond February 12, 2024, then the Replacement RSU Awards will be granted on or about such extended Offer Expiration Date. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement RSU Awards” below for more information.)
22.    When will the Replacement RSU Awards vest?
Each Replacement RSU Award will be completely unvested as of the Replacement RSU Award Grant Date, regardless of whether the surrendered option was wholly or partially vested. Replacement RSU Awards will vest based on continued employment by or continued service as a consultant with Arcutis in accordance with the following table based on the date of grant of the related Eligible Option:

Grant Date of Related Eligible Option	Replacement RSU Award Vesting Schedule
<= 12/31/2020	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
1/1/2021 - 12/31/2022	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
>= 1/1/2023	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
Like all of our outstanding options, the vesting of the Replacement RSU Awards is dependent upon continued service with Arcutis or its subsidiaries through the applicable vesting date. Replacement RSU Awards are subject to the terms and conditions as provided for in the 2020 Plan and the RSU Agreement approved for use under the 2020 Plan and may be forfeited if not vested at the time of a termination of service. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement RSU Awards” below for additional information.)
23.    What will be the terms and conditions of my Replacement RSU Awards?
Replacement RSU Awards will have terms and conditions set forth in the 2020 Plan and will be subject to the RSU agreement approved for use under the 2020 Plan. In addition, the number of RSUs underlying the Replacement RSU Awards and the Replacement RSU Awards’ vesting dates will be different from the terms that are applicable to Eligible Options.
You are encouraged to consult the 2020 Plan and form of RSU agreement for complete information about the terms of the Replacement RSU Awards, which are available through the option exchange website. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement RSU Awards” below for additional information.)
24.    What if my employment or service with Arcutis is terminated after the Replacement RSU Awards are granted?
If your service with Arcutis and its subsidiaries terminates for any reason after the Replacement RSU Award has been granted, you will forfeit any RSUs underlying your Replacement RSU Awards that are unvested at the date of your termination, subject to any provisions providing for accelerated vesting. (See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement RSU Awards” below for additional information.)

25.    What happens if Arcutis is subject to a change in control AFTER the Replacement RSU Awards are granted?
Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. It is possible that, after the grant of Replacement RSU Awards, we might effect or enter into an agreement, such as a merger or other similar transaction, in which the current share ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change in control transaction.
To obtain detailed change in control provisions governing your current options, you can refer to our 2020 Plan, as applicable, and the prospectus for our 2020 Plan, each of which is available through the option exchange website. Your stock option agreement(s) and certain other agreements between you and Arcutis may also contain provisions that affect the treatment of your options in the event of a change in control.
26.    What happens if Arcutis is subject to a change in control BEFORE the Replacement RSU Awards are granted?
Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. This could include terminating this Offer and/or your right to receive Replacement RSU Awards under this Offer.
Any change in control transaction, or announcement of such transaction, could have a substantial effect on our share price, including potentially substantial appreciation in the price of shares of our Common Stock, which could make the Replacement RSU Awards you receive in the Offer worth less than the Eligible Options surrendered. In addition, in the event of an acquisition of our Company for stock, tendering option holders might receive RSUs that are settled in the shares of a different issuer.
27.    Are there other circumstances where I would not be granted Replacement RSU Awards?
Yes. Even if we accept your tendered options, we will not grant Replacement RSU Awards to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the Offer Expiration Date, you will not be granted Replacement RSU Awards, if at all, until all necessary government approvals have been obtained. In addition, we will not grant Replacement RSU Awards to you if you are not an employee or consultant of us or our subsidiaries on the Replacement RSU Award Grant Date. (See Section 12 of the Offer to Exchange entitled “Agreements; Legal Matters; Regulatory Approvals” below for additional information.)
28.    After the Offer Expiration Date, what happens if the price of Arcutis Common Stock declines?
The price of shares of our Common Stock may depreciate or fail to appreciate over the long term, and the value of your Replacement RSU Awards may decline or remain stagnate after the Offer Expiration Date. WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF SHARES OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. (See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.)
Other Important Questions
29.    What are the U.S. Federal tax consequences of my participation in this Offer?
The following is a summary of the material U.S. federal income tax consequences of participating in this Offer for those individuals subject to U.S. federal income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this Offer. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed. The federal, state and local tax consequences for each individual will depend upon that person’s individual circumstances. Included as part of this Option Exchange are disclosures regarding the expected material federal tax consequences of this Offer in the United States. You should review these disclosures carefully before deciding whether or not to participate in this Offer.
If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the federal, state and local tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction applicable to you.
If you accept this Offer and are subject to taxation in the United States, under current law, you generally will not recognize income for federal income tax purposes either at the time your exchanged options are cancelled or when the Replacement RSU Awards are granted.
When RSUs underlying your Replacement RSU Awards vest and shares of our Common Stock are issued to you in settlement of the RSUs, you will generally recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock issued to you. If you were an employee at the time of the grant of the Replacement RSU Award, any income recognized upon settlement of your RSUs generally will constitute wages for which withholding will be required. Upon disposition of the shares acquired upon settlement of your RSUs, any gain or loss is treated as capital gain or loss.
The Company generally will be entitled to a corresponding deduction equal to the amount of income recognized by you if we comply with applicable reporting requirements.
If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual’s circumstances. You should review these disclosures carefully before deciding whether or not to participate in this Offer.
30.    How should I decide whether or not to participate?
The decision to participate must be each individual’s personal decision and will depend largely on each individual’s assumptions about the future of our business, our share price, the overall economic environment, and the performance of publicly traded stocks generally. The lack of an exercise price in respect of your Replacement RSU Awards may allow you to recognize value from your RSUs sooner than you would have with Eligible Options. There is an inflection point, however, at higher Arcutis share prices where the value of the Eligible Options you surrendered would have been greater than the value of the RSUs underlying the Replacement RSU Awards. The reason for this is because your Replacement RSU Award will cover fewer RSUs than the shares underlying the Eligible Option you surrendered. The inflection point for each Eligible Option grant varies depending on the exercise price and the exchange ratio applicable to the Eligible Option. In addition, you should consider the new vesting schedule of the Replacement RSU Awards.
We understand that this will be a challenging decision for all eligible individuals. THE OPTION EXCHANGE CARRIES CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE SHARE PERFORMANCE OR THE PRICE OF SHARES OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE. (See Section 17 of the Offer to Exchange entitled “Miscellaneous” below for additional information.)

31.    What do the executive officers and the members of our Board think of this Offer? Who can I contact to help me decide whether or not I should exchange my Eligible Options?
Although our Board has approved this Offer, neither our executive officers nor the members of our Board make any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. Please contact your personal financial and tax advisors to assist you in determining if you should exchange your Eligible Options.
32.    What are some of the potential risks if I choose to exchange my outstanding Eligible Options?
We cannot predict how shares of our Common Stock or the stock market will perform before the date that the Replacement RSU Awards will be granted, and the price of Arcutis shares of Common Stock may increase significantly. This could result in the Replacement RSU Awards becoming less valuable than the Eligible Options you exchanged. This is because the Replacement RSU Awards you will receive will cover fewer RSUs than the shares underlying the Eligible Option you surrendered, and there is an inflection point at higher Arcutis share prices where the value of the Eligible Options you surrendered would have been greater than the value of your Replacement RSU Awards.
If you elect to participate in this Offer, the vesting of each Replacement RSU Award granted to you will be subject to a new vesting schedule. This means that you will be required to continue to provide services to Arcutis or its subsidiaries after the date on which your Replacement RSU Award is granted in order to vest in whole or in part in the Replacement RSU Award. If your services to Arcutis and its subsidiaries terminate for any reason prior to vesting of your Replacement RSU Award, you will forfeit the then-unvested portion of your Replacement RSU Award. (See “Risk Factors” below and Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement RSU Awards” for additional information.)
33.    To whom should I ask questions regarding this Offer?
If you have questions regarding the Exchange Offer or have requests for assistance (including requests for additional copies of this Offer to Exchange document or other documents relating to the Exchange Offer), please email stockadmin@Arcutis.com.
ARCUTIS MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER AND TO WHAT EXTENT TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS, AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER.

RISK FACTORS
Participation in this Offer involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, highlight the material risks related to Arcutis which may impact your decision of participating in this Offer. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors before deciding whether to participate in this Offer. In addition, we strongly urge you to read the sections in this Option Exchange discussing the tax consequences of participating in this Offer, as well as the rest of this Option Exchange for a more in-depth discussion of the risks that may apply to you.
In addition, this Option Exchange and our SEC reports referred to above include forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022. Furthermore, such forward-looking statements speak only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statements contained herein for any reason after the date of this report to conform these statements to new information, actual results or changes in our expectations, except as required by applicable law.
The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.
Risks Related to This Offer
If the price of shares of our Common Stock increases after the date of grant of the Replacement RSU Awards, your surrendered Eligible Options might have been worth more than the Replacement RSU Awards that you will receive in exchange for them.
Because you will receive Replacement RSU Awards covering fewer RSUs than the shares underlying the Eligible Options surrendered, your Replacement RSU Awards will have less potential for increases in value due to significantly higher Arcutis share prices.
Any Replacement RSU Awards you receive in this Offer may have less favorable vesting terms than those of the related Eligible Options you are surrendering. The primary reason is that if your employment or service, as applicable, with us terminates during the new vesting period, or if the Replacement RSU Award otherwise terminates prior to your being fully vested in it, you might have been better off if you had continued holding the Eligible Option rather than exchanging it for a Replacement RSU Award.
If you elect to participate in this Offer, the vesting of each Replacement RSU Award granted to you will be completely unvested as of the Replacement RSU Award Grant Date, regardless of whether the surrendered option was wholly or partially vested. Replacement RSU Awards will vest based on continued employment by or continued

service as a consultant with Arcutis in accordance with the following table based on the date of grant of the related Eligible Option:

Grant Date of Related Eligible Option	Replacement RSU Award Vesting Schedule
<= 12/31/2020	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
1/1/2021 - 12/31/2022	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
>= 1/1/2023	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
If your service to Arcutis and its subsidiaries terminates for any reason prior to vesting of your Replacement RSU Award, you will forfeit the then-unvested portion of your Replacement RSU Award.
You should carefully consider the relative benefit to you if the vesting of your Eligible Options has already accrued, compared to the benefit of RSUs with potentially a longer vesting period. If our share price increases in the future to a value above the exercise price of an Eligible Option that you surrender in this Offer prior to the Replacement RSU Award vests, you could conclude that it would have been preferable to have retained the Eligible Option with its higher exercise price and greater amount of accrued vesting rather than have surrendered it for a Replacement RSU Award without an exercise price but covering fewer RSUs with new vesting.
Nothing in this Offer should be construed to confer upon you the right to remain an employee or consultant of Arcutis or its subsidiaries. The terms of your employment or service with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our employ or service until the grant date for the Replacement RSU Awards or thereafter.
If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences relating to this Offer.
If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.
Risks Related to Our Business and Shares of Common Stock
You should carefully review the risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2022, and also the other information provided in this Option Exchange and the other materials that we have filed with the SEC, before making a decision on whether or not to exchange your Eligible Options. You may access these filings electronically at the SEC’s website at http://www.sec.gov. In addition, we will provide without charge to you, upon your request, a copy of any or all of the documents to which we have referred you. See “This Offer - Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports. These reports can also be accessed free of charge at https://investors.arcutis.com/.

THIS OFFER
1.    Eligibility; Number of Options; Offer Expiration Date.
Upon the terms and subject to the conditions of this Option Exchange, we are offering eligible employees the opportunity to exchange certain outstanding Eligible Options to purchase shares of our Common Stock for new awards comprised of RSUs (“Replacement RSU Awards”), with the number of RSUs underlying Replacement RSU Awards calculated in accordance with specified exchange ratios. We will grant the Replacement RSU Awards on the date on which we cancel the options accepted for exchange, which will be the completion date of this offer (the “Replacement RSU Award Grant Date”).
Only Eligible Options may be exchanged in the Option Exchange. For these purposes, “Eligible Options” are those options that:
•are held by employees or consultants of Arcutis and its subsidiaries as of the Replacement RSU Award Grant Date (each as defined below); and
•have an exercise price equal to or greater than $10 (the “Minimum Exercise Price”).
Options held by an individual who is not an employee or consultant of Arcutis or its subsidiaries as of the Replacement RSU Award Grant Date or having an exercise price less than the Minimum Exercise Price are not eligible to be exchanged in the Option Exchange.
You are eligible to participate in the Option Exchange only if you:
•are an employee or consultant of Arcutis or any of its subsidiaries on the date this Offer commences and remain an employee or consultant, as applicable, through the Replacement RSU Award Grant Date; and
•hold at least one Eligible Option as of the Offer Expiration Date.
The outstanding options that you hold give you the right to purchase shares of our Common Stock once those options vest by paying the applicable exercise price (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our Common Stock and not the shares of Common Stock underlying those options.
If you elect to exchange options, you will not be eligible to receive Replacement RSU Awards unless you continue to be employed by or provide services as a consultant to Arcutis or any of its subsidiaries through the Replacement RSU Award Grant Date.
ACCORDINGLY, IF YOU ARE NOT AN EMPLOYEE OR CONSULTANT OF ARCUTIS OR ANY OF ITS SUBSIDIARIES AS DESCRIBED ABOVE ON THE REPLACEMENT RSU AWARD GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE.
If you are eligible to participate in the Option Exchange, you can exchange your Eligible Options on a grant-by-grant basis, based on the original grant date and exercise price of the Eligible Option (referred to herein as a “Separate Option Grant”). No partial exchanges of Separate Option Grants will be permitted; however, you can choose to exchange one or more of your Separate Option Grants without having to exchange all of your Separate

Option Grants. If you have previously exercised a portion of an Eligible Option grant, only the portion of the Eligible Option grant which has not yet been exercised will be eligible to be exchanged.
If you properly tender your Eligible Options and such tendered options are accepted for exchange, the tendered options will be cancelled and, subject to the terms of this Offer, you will be entitled to receive Replacement RSU Awards covering a number of RSUs determined using the exchange ratios set forth in the table below, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the 2020 Plan and the applicable RSU agreement.
The exchange ratios in the Option Exchange represent the number of shares of Common Stock underlying an Eligible Option that an employee must surrender in order to receive one RSU underlying a Replacement RSU Award and vary based on the exercise price. Each RSU represents the right to receive a share of Common Stock after the RSU vests. The exchange ratios for the Option Exchange were determined in part using the Black-Scholes model and the trading range of our Common Stock during the period preceding the date our Board approved the Option Exchange and are based on the exercise prices of the Eligible Options. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards. The number of RSUs underlying each Replacement RSU Award, calculated according to the exchange ratios, will be rounded down to the nearest whole RSU on a grant-by-grant basis. Fractional RSUs will not be granted, and you will not receive any cash for fractional RSUs. The table below sets forth the exchange ratios to be used based on the exercise prices of your Eligible Options.

Exercise Price ($/share)	Ratio of Shares Subject to Eligible Options Surrendered to RSUs Underlying Replacement RSU Award to be Granted
$10.00 - $19.99	2 to 1
$20.00 - $27.49	2.5 to 1
>= $27.50	3 to 1
Unless prevented by applicable law or regulations, Replacement RSU Awards will be granted under the 2020 Plan. The Replacement RSU Awards will have the terms and be subject to the conditions as provided for in the 2020 Plan and the RSU agreement evidencing the Replacement RSU Award. The Replacement RSU Awards will have a new grant date, a new vesting schedule and will cover a fewer number of RSUs than shares of our Common Stock underlying the surrendered Eligible Options.
The term “Offer Expiration Date” means 8:59 P.M. Pacific Time on February 12, 2024, unless and until we, in our discretion, extend the period of time during which this Offer will remain open, in which event the term “Offer Expiration Date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend this Offer.
For purposes of this Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, Eastern Time of each such day.
2.    Purpose of this Offer.
An objective of our equity incentive programs has been, and continues to be, to align the interests of participants with those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards.
A significant majority of our employees’ and consultants’ options have exercise prices that exceed, in some cases significantly, the trading price range of shares of our Common Stock over the past two plus years. We believe these underwater options are no longer effective as incentives to motivate and retain our employees and consultants. In the face of a competitive market for exceptional employees and skilled consultants, the need for adequate and appropriate incentives and retention tools remains strong.
As of January 12, 2024, we had an aggregate of 10,684,064 shares subject to outstanding options, constituting approximately 11.0% of our 96,792,606 shares of Common Stock outstanding as of January 12, 2024. We refer to these shares together with shares available for issuance under our equity incentive plans as our “overhang.” As of January 12, 2024, 5,108,908 shares of Common Stock were underlying the Eligible Options, or approximately 5.3% of our total shares of Common Stock outstanding as of January 12, 2024. As of January 12, 2024, Eligible Options were vested and exercisable for approximately 2,810,525 shares of Common Stock, or approximately 2.9% of our total shares of Common Stock outstanding as of January 12, 2024.
Eligible Options remain outstanding and contribute to overhang until such time as they expire, terminate or are otherwise canceled. Although Eligible Options are not likely to be exercised as long as our share price is lower than the applicable exercise price, they will remain an expense on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value. If all of the Eligible Options are exchanged and replaced by Replacement RSU Awards, the number of shares of our Common Stock underlying outstanding equity awards, including options and RSUs, would be reduced by approximately 2,956,693 shares, or approximately 3.0% of our total shares of Common Stock outstanding as of January 12, 2024. Replacement RSU Awards will either vest and be settled incrementally through February 2027 or will be forfeited at termination of service, each of which reduces our overhang. Further, surrendered Eligible Options will be canceled and returned to the pool of shares reserved for future grant.
THERE IS NO GUARANTEE THAT THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED CONSIDERING THE UNPREDICTABILITY OF THE STOCK MARKET.
We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our Board and that could significantly affect the price of shares of our Common Stock. If we engage in such a transaction or transactions prior to the date we grant the Replacement RSU Awards, our share price could increase (or decrease) and the value of the Replacement RSU Awards could be higher (or lower) than the value of the Eligible Options you elect to have cancelled as part of this Offer.
Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right, in the event of a merger or similar transaction prior to the date we grant the Replacement RSU Awards, to take any actions we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive Replacement RSU Awards under this Offer. If we were to terminate your right to receive Replacement RSU Awards under this Offer in connection with such a transaction, your original options will remain outstanding pursuant to their original terms.
Subject to the foregoing, and except as otherwise disclosed in this Option Exchange or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:
(a)    any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;
(b)    any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c)    any material change in our present dividend rate or policy, or our indebtedness or capitalization;
(d)    any change in our present Board or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;
(e)    any other material change in our corporate structure or business;
(f)    shares of our Common Stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;
(g)    shares of our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(h)    the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;
(i)    the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or
(j)    any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.
NEITHER WE NOR OUR BOARD MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.
3.    Procedures for Electing to Exchange Options.
Proper exchange of options. Participation in this Offer is voluntary. If you choose to participate in this Offer, you must do the following on or before the Offer Expiration Date, which is expected to be 8:59 P.M. Pacific Time on February 12, 2024.
1.    Use your user log-in ID and password (which you will set up using instructions that will be emailed to you) to access the option exchange website at https://equitysolutions.aon.com/UWSO/Participant; and
2.    Properly complete and submit your election via the option exchange website by (a) navigating to the My Options page, (b) indicating which Eligible Options you wish to exchange by selecting “Exchange for New RSU” or “Do Not Exchange” in the Election column and “CONFIRM AND SUBMIT” at the bottom of the page and (c) after verifying the options you want to exchange, select “CONFIRM AND SUBMIT.”
Arcutis must receive your properly completed submission on or before 8:59 P.M. Pacific Time, on the Offer Expiration Date.
If you elect to exchange an Eligible Option grant, you must elect to exchange that entire Eligible Option grant. If you hold more than one Eligible Option grant, however, you may choose to exchange Eligible Options, on a grant-by-grant basis (each such grant, a “Separate Option Grant”), without having to exchange all of your Eligible Option grants. No partial exchanges of Separate Option Grants will be permitted. For a summary of your Eligible Options please refer to the option exchange website, which, among other things, lists your Eligible Options, the grant date(s) of your Eligible Options, the exercise price(s) of your Eligible Options, the number of shares of our Common Stock subject to your Eligible Options and the number of RSUs underlying Replacement RSU Awards you would receive in exchange for each Eligible Option.

Your election to participate becomes irrevocable after the Offer Expiration Date, which is 8:59 P.M. Pacific Time on February 12, 2024, unless the Offer is extended, in which case your election will become irrevocable after the new Offer Expiration Date. You may change your mind after you have submitted an election and withdraw from the Offer at any time on or before 8:59 P.M. Pacific Time on the Offer Expiration Date, as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights.” You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive on or before 8:59 P.M. Pacific Time on the Offer Expiration Date.
Confirmation statements for submissions through the option exchange website will be emailed to you, and you may also obtain a confirmation from the site after submitting your election. You should print and save a copy of the confirmation for your records.
Only elections that are complete and actually received by Arcutis on or before 8:59 P.M. Pacific Time on the Offer Expiration Date will be accepted. Elections may be submitted only via the option exchange website. Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted.
We will strictly enforce the offering period, subject only to any extension, which we may grant in our sole discretion.
Our receipt of your election is not by itself an acceptance of your Eligible Options for exchange. For purposes of this Offer, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of Eligible Options for exchange. We may issue this notice of acceptance by press release, email or other form of written communication. Eligible Options accepted for exchange will be cancelled as of the Replacement RSU Award Grant Date.
If you do not submit your election on or before 8:59 P.M. Pacific Time on the Offer Expiration Date, then you will not participate in this Offer, and all options currently held by you will remain intact at their original exercise price and with their original terms.
Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept promptly after 8:59 P.M. Pacific Time on the Offer Expiration Date all properly elected Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Option grants. We reserve the right to reject any election or any Eligible Option elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the Eligible Options or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options or any particular eligible employee.
Our acceptance constitutes an agreement.
Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of this Offer to Exchange entitled “Withdrawal Rights” and our acceptance of your tendered Eligible Options in accordance with the Offer as described in Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement RSU Awards.” Our acceptance of your Eligible Options for exchange will constitute a binding agreement between Arcutis and you upon the terms and subject to the conditions of this Offer.

4.    Withdrawal Rights.
You can only withdraw your elected options in accordance with the provisions of this Section 4.
You can withdraw your elected options at any time on or before 8:59 P.M. Pacific Time on the Offer Expiration Date, currently scheduled for February 12, 2024. If the Offer Expiration Date is extended by us, you can withdraw your elected options at any time until 8:59 P.M. Pacific Time on the Offer Expiration Date (as extended).
To validly withdraw elected options via the option exchange website, you must submit a new election via the option exchange website and select “Do Not Exchange” in the election column for the particular Eligible Option(s) you wish to withdraw. You must submit the new election on or before 8:59 P.M. Pacific Time on the Offer Expiration Date.
It is your responsibility to confirm that we received your new election indicating the withdrawal of your elected options on or before 8:59 P.M. Pacific Time on the Offer Expiration Date. If you elect to withdraw options, you must withdraw all of your Eligible Options on a grant-by-grant basis.
You cannot rescind any withdrawal, and your Eligible Options will thereafter be deemed not properly elected for exchange for purposes of this Offer unless you properly re-elect to exchange all of your Eligible Options on or before 8:59 P.M. Pacific Time on the Offer Expiration Date by following the procedures described in Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options”.
Neither Arcutis nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding.
5.    Acceptance of Options for Exchange; Grant of Replacement RSU Awards.
Upon the terms and subject to the conditions of this Offer listed in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below, and promptly following the expiration of this Offer, we will accept for exchange and cancel options properly elected for exchange and not validly withdrawn on or before 8:59 P.M. Pacific Time on the Offer Expiration Date. Once your options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your options have been accepted for exchange and cancelled.
If your options are properly elected for exchange and accepted by us, we will cancel your options on the Offer Expiration Date, and you will also be granted Replacement RSU Awards on the Replacement RSU Award Grant Date, which is expected to occur on the Offer Expiration Date.
If you are no longer providing services to Arcutis or its subsidiaries, whether voluntarily, involuntarily, or for any other reason before the Offer Expiration Date, you will not be able to participate in this Offer.
ACCORDINGLY, IF YOU ARE NOT AN EMPLOYEE OR CONSULTANT OF ARCUTIS OR ANY OF ITS SUBSIDIARIES AS DESCRIBED ABOVE ON THE REPLACEMENT RSU AWARD GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, AS APPLICABLE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE, AS APPLICABLE, IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the option holders of our acceptance for exchange of such options; such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend this Offer, we expect that you will receive the RSU agreement evidencing your Replacement RSU Award as promptly as practicable after the Replacement RSU Award Grant Date.
6.    Conditions of this Offer.
Notwithstanding any other provision of this Offer, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:
(a)    there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the grant of Replacement RSU Awards;
(b)    there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:
(i)    make the acceptance for exchange of, or grant of Replacement RSU Awards for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;
(ii)    delay or restrict our ability, or render us unable, to accept for exchange or grant Replacement RSU Awards for some or all of the options elected for exchange; or
(iii)    materially and adversely affect the business, condition (financial or other), income, operations or prospects of Arcutis;
(c)    there shall have occurred:
(i)    any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;
(ii)    the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;
(iii)    the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;
(iv)    any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;
(v)    any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Arcutis or on the trading in shares of our Common Stock;
(vi)    in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof;

(vii)    any increase or decrease of greater than 33% of the market price of shares of our Common Stock that occurs during the tender offer as measured from $3.64, which was the closing price of shares of our Common Stock on the Nasdaq Global Select Market on January 12, 2024; or
(viii)    any decline in either Nasdaq Composite Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the date of commencement of the Offer; or
(d)    a tender or exchange offer with respect to some or all of shares of our Common Stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:
(i)    any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding shares of Common Stock, or any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;
(ii)    any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of shares of our Common Stock; or
(iii)    any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;
(e)    any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer; or
(f)    any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or share ownership of Arcutis that, in our reasonable judgment, is or may have a material adverse effect on Arcutis.
The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Offer Expiration Date, other than acts or omissions by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7.    Price Range of Shares of Common Stock Underlying the Options.
Shares of our Common Stock are listed on Nasdaq under the symbol “ARQT.” The following table shows, for the periods indicated, the high and low closing sales prices of shares of our Common Stock as listed on Nasdaq Global Select Market.

	HIGH	LOW
Fiscal Year Ending December 31, 2024
First Quarter (through January 12, 2024)	$4.14	$3.43
Fiscal Year Ended December 31, 2023
Fourth Quarter	$4.82	$1.84
Third Quarter	$10.98	$5.31
Second Quarter	$15.00	$7.51
First Quarter	$17.14	$10.23
Fiscal Year Ending December 31, 2022
Fourth Quarter	$20.40	$13.96
Third Quarter	$26.95	$17.85
Second Quarter	$22.20	$16.33
First Quarter	$22.79	$14.38
Fiscal Year Ended December 31, 2021
Fourth Quarter	$25.50	$14.98
Third Quarter	$27.10	$19.28
Second Quarter	$34.75	$24.42
First Quarter	$36.98	$24.47
As of January 12, 2024, the last reported sale price of shares of our Common Stock on Nasdaq was $3.64 per share.
WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS. THE PRICE OF SHARES OF OUR COMMON STOCK HAS BEEN, AND IN THE FUTURE MAY BE, VOLATILE AND COULD DECLINE. THE TRADING PRICE OF SHARES OF OUR COMMON STOCK HAS FLUCTUATED IN THE PAST AND IS EXPECTED TO CONTINUE TO DO SO IN THE FUTURE AS A RESULT OF A NUMBER OF FACTORS, MANY OF WHICH ARE OUTSIDE OUR CONTROL. IN ADDITION, THE STOCK MARKET HAS EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS THAT HAVE AFFECTED THE MARKET PRICES OF MANY COMPANIES AND THAT HAVE OFTEN BEEN UNRELATED OR DISPROPORTIONATE TO THE OPERATING PERFORMANCE OF THOSE COMPANIES.
8.    Source and Amount of Consideration; Terms of Replacement RSU Awards.
Consideration
We will grant Replacement RSU Awards, subject to applicable laws and regulations, in exchange for Eligible Options properly elected to be exchanged by you and accepted by us for exchange. The number of RSUs underlying the Replacement RSU Awards will be determined as follows, subject to adjustments for any stock splits, stock dividends and similar events affecting the shares of Common Stock, in accordance with the terms of the 2020 Plan and the RSU agreement.
The exchange ratios in the Option Exchange represent the number of shares of Common Stock underlying an Eligible Option that an employee must surrender in order to receive one RSU underlying a Replacement RSU

Award and vary based on the exercise price. Each RSU represents the right to receive a share of Common Stock after the RSU vests. The exchange ratios for the Option Exchange were determined in part using the Black-Scholes model and the trading range of our Common Stock during the period preceding the date our Board approved the Option Exchange and are based on the exercise prices of the Eligible Options. The exchange ratios were calculated in this manner in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding equity awards, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement RSU Awards. The number of RSUs underlying each Replacement RSU Award, calculated according to the exchange ratios, will be rounded down to the nearest whole RSU on a grant-by-grant basis. Fractional RSUs will not be granted, and you will not receive any cash for fractional RSUs. The table below sets forth the exchange ratios to be used based on the exercise prices of your Eligible Options.

Exercise Price ($/share)	Ratio of Shares Subject to Eligible Options Surrendered to RSUs Underlying Replacement RSU Award to be Granted
$10.00 - $19.99	2 to 1
$20.00 - $27.49	2.5 to 1
>= $27.50	3 to 1
As of January 12, 2024, 5,108,908 shares of Common Stock were underlying the Eligible Options, or approximately 5.3% of our total shares of Common Stock outstanding as of January 12, 2024. If 100% of Eligible Options were to be exchanged and Replacement RSU Awards granted in accordance with the exchange ratios set out above, the number of RSUs underlying such Replacement RSU Awards would be approximately 2,152,215 RSUs.
Terms of Replacement RSU Awards
The terms and conditions of your existing Eligible Options are set forth in the plan pursuant to which they were granted and the stock option agreements evidencing the Eligible Options. The Replacement RSU Awards will have the terms and be subject to the conditions as provided for in the 2020 Plan and the RSU agreement approved for use under the 2020 Plan.
The description of the 2020 Plan set forth herein is only a summary of some of the material provisions of the 2020 Plan, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the 2020 Plan. Information regarding our equity incentive plans may be found in the S-8 Registration Statements and related prospectuses prepared by us in connection with each of the equity incentive plans. Copies of the equity incentive plans and prospectuses are available through the option exchange website or upon request by emailing stockadmin@Arcutis.com. Copies will be provided promptly at our expense.
Vesting of Replacement RSU Awards
Each Replacement RSU Award will be completely unvested as of the Replacement RSU Award Grant Date, regardless of whether the surrendered option was wholly or partially vested. Replacement RSU Awards will vest based on continued employment by or continued service as a consultant with Arcutis in accordance with the following table based on the date of grant of the related Eligible Option:

Grant Date of Related Eligible Option	Replacement RSU Award Vesting Schedule
<= 12/31/2020	1/4th on each of the first four quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
1/1/2021 - 12/31/2022	1/8th on each of the first eight quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
>= 1/1/2023	1/12th on each of the first twelve quarterly anniversaries of February 1, 2024 (i.e., starting May 1, 2024)
Vesting of Replacement RSU Awards is dependent upon continued service Arcutis or any of its subsidiaries. Replacement RSU Awards are subject to the terms and conditions as provided for in the 2020 Plan and the RSU agreement approved for use under the 2020 Plan and will be forfeited if not vested at time of termination of employment or service, as applicable.
SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OR CONSULTANT OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE REPLACEMENT RSU AWARD GRANT DATE OR AFTER THAT DATE.
IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT RSU AWARDS AND YOU CEASE TO BE AN EMPLOYEE OR CONSULTANT OF THE COMPANY OR ANY OF ITS SUBSIDIARIES BEFORE THE REPLACEMENT RSU AWARDS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT RSU AWARD.
U.S. Federal Income Tax Consequences of Options and RSUs
You should refer to Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the Replacement RSU Awards, as well as the consequences of accepting or rejecting this Offer.
Registration of Option Shares
All shares of Common Stock issuable upon exercise of options and vesting and settlement of RSUs under our equity incentive plans, including the shares that will be issuable upon vesting and settlement of all Replacement RSU Awards, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more registration statements on Form S-8 filed with the SEC. Unless you are considered an “affiliate” of Arcutis (as defined under the Exchange Act), you will be able to sell shares acquired upon settlement of RSUs free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act.
Arcutis Biotherapeutics, Inc. 2020 Incentive Award Plan
Eligibility and Administration. Employees, consultants and directors of Arcutis and its subsidiaries are eligible to receive awards under the 2020 Plan. The 2020 Plan may be administered by our Board, its compensation committee, or such other committee as is designated by the Board. To the extent required to comply with Rule 16b-3 of the Exchange Act, it is intended that each member of the compensation committee or other committee designated by the Board be a “non-employee director” within the meaning of Rule 16b-3. Such committee or our Board may delegate its powers under the 2020 Plan to one or more members of the Board or one or more directors, officers or managers of the Company or any subsidiary, provided that no officer may be delegated the authority to grant awards to or amend awards held by senior executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, committee or delegate thereof, as applicable, is referred to herein as the “Plan Administrator.” The Plan Administrator has the authority to administer the 2020 Plan, including the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the Plan Administrator deems necessary to administer the 2020 Plan, and the acceleration or waiver of any vesting restriction.
Limitation on Awards and Shares Available. The number of shares of Common Stock authorized for issuance under the 2020 Plan is equal to the sum of (a) 2,134,000 shares, (b) any of the 1,550,150 shares that are available for issuance under the Arcutis Biotherapeutics, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) as of the effective date of the 2020 Plan and (c) an annual increase on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (i) 4% of the shares of our Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of our Common Stock as determined by our Board; provided, that no more than 11,000,000 shares may be issued pursuant to the exercise of incentive stock options. The shares of Common Stock distributed pursuant to an award under the 2020 Plan may be authorized but unissued shares, shares purchased by the Company on the open market or treasury shares.
If any shares subject to an award under the 2020 Plan or any award under the 2017 Plan cease to be subject to the award by forfeiture or otherwise, are repurchased at the original purchase price or are used to satisfy the exercise price or withholding taxes applicable to the award, then such shares may be used again for new grants under the 2020 Plan. Awards granted under the 2020 Plan in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the 2020 Plan.
In connection with the option exchange, certain shares underlying Eligible Options are expected to be returned to the 2020 Plan reserve (following the grant of Replacement RSU Awards). Any such shares returned to the 2020 Plan will be available for use, in the discretion of the Plan Administrator, in future equity grants to employees, board members and consultants that will offer retention and incentive value.
Awards. The 2020 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, stock bonus awards and performance awards. All awards under the 2020 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. No fractional shares shall be issued or delivered pursuant to the 2020 Plan or any award thereunder.
Options. Options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. Incentive stock options, by contrast to non-qualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of incentive stock options granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of incentive stock options granted to certain significant stockholders). Vesting conditions determined by the Plan Administrator may apply to options and may include continued service, performance and/or other conditions.
Share Appreciation Rights. Stock appreciation rights entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute stock appreciation rights granted in connection with a corporate transaction) and the term of a stock appreciation right may not be longer than ten years. Vesting conditions determined by the Plan Administrator may apply to stock appreciation rights and may include continued service, performance and/or other conditions. Stock appreciation rights under the 2020 Plan will be settled in cash or shares of Common Stock, or in a combination of both, as determined by the Plan Administrator.

Restricted Stock Awards. A restricted stock award is an award of nontransferable shares of Common Stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the Plan Administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Participants holding restricted stock will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable shares of restricted stock vests.
Restricted Share Unit Awards. Restricted stock units are contractual promises to deliver shares of Common Stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. Restricted stock units generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the restricted stock units are settled in shares, unless the restricted stock unit award includes a dividend equivalent right (in which case the participant may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying restricted stock units may be deferred under the terms of the award or at the election of the participant, if the Plan Administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of Common Stock (or the fair market value of one such share in cash) for each vested and non-forfeited restricted stock unit.
Performance Awards. Performance Awards are awards that are based upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator, and may be settled in cash, shares (including restricted stock), other property, or any combination thereof.
Stock Bonus Awards. Stock bonus awards are awards of shares of Common Stock based on services or in recognition of prior services, do not require further payment and are subject to other terms determined by the Plan Administrator.
Amendment and Termination. Our Board may amend or terminate the 2020 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the aggregate number of shares available under the 2020 Plan. In addition, no amendment, suspension or termination of the 2020 Plan may, without the consent of the affected participant, materially and adversely affect the participant’s rights. Unless terminated earlier by the Board, the 2020 Plan will terminate on the tenth anniversary of the date the 2020 Plan was adopted by our Board.
Corporate Transactions. The Plan Administrator has broad discretion to take action under the 2020 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting shares of our Common Stock, such as share dividends, share splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Plan Administrator will make equitable adjustments to the 2020 Plan and outstanding awards. If a corporate transaction occurs, all outstanding awards will be assumed or substituted by the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the vesting of the award will accelerate and the award will become fully vested and exercisable upon the corporate transaction and all restrictions on the award will lapse.
IMPORTANT NOTE. THE STATEMENTS IN THIS OFFER CONCERNING THE 2020 PLAN AND THE REPLACEMENT RSU AWARDS ARE MERELY A SUMMARY AND DO NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 2020 PLAN. COPIES OF THE 2020 PLAN AND PROSPECTUS ARE AVAILABLE THROUGH THE OPTION EXCHANGE WEBSITE OR UPON REQUEST BY EMAILING STOCKADMIN@ARCUTIS.COM.

9.    Information Concerning Arcutis.
Arcutis is an early commercial-stage biopharmaceutical company focused on developing and commercializing treatments for dermatological diseases with high unmet medical needs. Our current portfolio is comprised of highly differentiated topical and systemic treatments with significant potential to treat immune-mediated dermatological diseases and conditions. We believe we have built the industry's leading platform for dermatologic product development and commercialization. Our strategy is to focus on validated biological targets, and to use our drug development platform and deep dermatology expertise to develop differentiated products that have the potential to address the major shortcomings of existing therapies in our targeted indications. We believe this strategy uniquely positions us to rapidly advance our goal of bridging the treatment innovation gap in dermatology, while maximizing our probability of technical success and financial resources.
We were founded in June 2016 as a Delaware corporation. Our principal executive offices are located at 3027 Townsgate Road, Suite 300, Westlake Village, California 91361, and our telephone number is (805) 418-5006. Our website address is www.arcutis.com. Information contained on our website does not constitute part of, and is not incorporated by reference into, this Offer to Exchange.
We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, which are incorporated herein by reference. The selected consolidated statements of operations data for the fiscal years ended December 31, 2022, and December 31, 2021, and the selected consolidated balance sheet data as of December 31, 2022, and December 31, 2021, are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The selected consolidated statements of operations data for the nine month periods ended September 30, 2023, and September 30, 2022, and the selected consolidated balance sheet data as of September 30, 2023, are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.
More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 16 of this Offer to Exchange. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your eligible stock options for exchange.
Summary Consolidated Statements of Operations and Balance Sheets (amounts in thousands, except per share data):

	Year Ended December 31,		Nine Months Ended September 30,
	2022	2021	2023	2022
Product revenue, net	$3,686	$-	$15,660	$725
Other revenue	$-	$-	$30,420	$-
Loss from operations	$(301,627)	$(206,529)	$(179,932)	$(233,203)
Other income (expense), net	$(9,831)	$173	$(12,836)	$(6,236)
Net Loss	$(311,458)	$(206,356)	$(195,856)	$(239,439)
Net loss per share, basic and diluted	$(5.66)	$(4.18)	$(3.19)	$(4.52)
Weighted average shares of Common Stock, basic and diluted	55,032,265	49,405,575	61,462,025	53,028,962

	December 31, 2022	December 31, 2021	September 30, 2023
Total current assets	$437,406	$402,773	$281,548
Total assets	$449,274	$408,152	$292,959
Total current liabilities	$37,807	$33,326	$41,889
Total liabilities	$239,693	$110,475	$246,242
Total stockholder’s equity	$209,581	$297,677	$46,717
10.    Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.
Interests of our Directors, Officers and Affiliates
A list of our current directors and executive officers is attached to this Option Exchange as Schedule A.
Our executive officers, including executive officers who are members of our Board, are eligible to participate in the Exchange Offer on the same terms as all other individuals who hold Eligible Options. Non-employee members of Arcutis’s board of directors are not eligible to participate in the Option Exchange, even if they are also serving as a consultant to Arcutis.
The following table sets forth the beneficial ownership of the Company’s executive officers of Eligible Options outstanding, and the percentage of total Eligible Options outstanding beneficially owned by them, as of January 12, 2024. Unless otherwise noted, the address of each of the persons set forth below is c/o Arcutis Biotherapeutics, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.

Name	Number of Shares of Common Stock Underlying Eligible Options	Percentage of All Eligible Options

Todd Franklin Watanabe	584,500	11.4%

John W. Smither	34,097	0.7%

Larry Todd Edwards	0	—%

Patrick E. Burnett, M.D., Ph.D.	451,700	8.8%

Matthew R. Moore	247,300	4.8%

Masaru Matsuda, J.D.	276,100	5.4%

All current executive officers as a group (6 persons)	1,593,697	31.2%
Note: Percentages may not sum due to rounding.
Transactions and Arrangements Concerning our Securities
Other than outstanding options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in the notes to our financial statements as set forth in our most recently filed Annual Report and Quarterly Report, neither Arcutis nor, to our knowledge, any of our executive officers or directors, any person controlling Arcutis or any executive officer or director of such control person, is a party to any agreement, arrangement or understanding with respect to any of our securities, including any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.
During the 60-day period prior to the date of this Offer, we have not granted any options that are Eligible Options, and no Eligible Options have been exercised. During such 60-day period, neither we, nor, to the best of our knowledge, any member of our Board or any of our executive officers, nor any of our affiliates, has engaged in any transaction involving the Eligible Options. For more detailed information on the beneficial ownership of shares of our Common Stock, you can consult our definitive proxy statement for our 2023 annual meeting of stockholders, which we filed with the SEC on Schedule 14A on April 18, 2023.
11.    Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer.
Options we acquire pursuant to this Offer will be cancelled on the Replacement RSU Award Grant Date.
We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation – Stock Compensation.” Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the Replacement RSU Awards granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each Replacement RSU Award granted to employees and consultants in exchange for surrendered options, measured as of the date such awards are granted, over the fair value of the option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the Replacement RSU Awards granted is forfeited prior to the completion of the service condition due to a termination of service, the compensation cost for the forfeited portion of the award will not be recognized.
12.    Agreements; Legal Matters; Regulatory Approvals.
We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and grant of Replacement RSU Awards as contemplated by this Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant Replacement RSU Awards for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of the Offer to Exchange entitled “Conditions of this Offer.”
13.    Material U.S. Federal Income Tax Consequences.
The following is a summary of the material U.S. federal income tax consequences of participating in this Offer for those individuals subject to U.S. federal income tax. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.
The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this Offer. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed. The federal, state and local tax consequences for each individual will depend upon that person’s individual circumstances.

If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the federal, state and local tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction applicable to you.
If you accept this Offer and are subject to taxation in the United States, under current law, the tax treatment for RSUs will generally apply and, as such, when your Replacement RSU Awards vest and are settled in shares of Common Stock, you will generally recognize ordinary income in an amount equal to the fair market value of the shares issued to you in settlement of the RSUs. If you were an employee at the time of the grant of the award of RSUs, any income recognized upon settlement of the RSUs generally will constitute wages for which withholding will be required. Upon disposition of the shares acquired upon settlement of the RSUs, any gain or loss is treated as capital gain or loss. You generally will not recognize income for federal income tax purposes either at the time your exchanged options are cancelled or when the Replacement RSU Awards are granted.
When you exercise a non-qualified stock option, you will generally recognize ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a non-qualified stock option generally will constitute wages for which withholding will be required. Upon disposition of the shares acquired upon exercise of a non-qualified stock option, any gain or loss is treated as capital gain or loss.
When you exercise an incentive stock option, you generally will not recognize any income for U.S. tax purposes, but the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise generally will constitute an item of adjustment for alternative minimum tax purposes. Upon disposition of the shares acquired upon exercise of an incentive stock option, if the shares have been held the end of the applicable holding period (as described below), any gain or loss from the exercise price initially paid will be treated as capital gain or loss. If the shares have been held for a shorter period of time, the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise will be treated as ordinary income and any additional gain or loss will be reported as a capital gain or loss. For the purposes of the foregoing, the holding period is the later of two years from the date of grant or one year from the date the incentive stock option is exercised.
The Company generally will be entitled to a corresponding deduction equal to the amount of income recognized by you if we comply with applicable reporting requirements.
If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual’s circumstances. You should review these disclosures carefully before deciding whether or not to participate in this Offer.
IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN THIS SECTION MAY NOT BE APPLICABLE TO YOU. YOU ARE ADVISED TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.
PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.
14.    Extension of Offer; Termination; Amendment.
We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any options, by giving written notice, including electronically posted or delivered notices, of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof. If we extend the Offer Expiration Date, we also will extend your right to withdraw tenders of Eligible Options until such extended Offer Expiration Date.
We also expressly reserve the right, in our reasonable judgment, before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving written notice of such termination, amendment or postponement to the option holders eligible to participate in the exchange and making a public announcement, including electronically posted or delivered notices. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options elected for exchange promptly after termination or withdrawal of an offer to exchange.
Subject to compliance with applicable law, we further reserve the right, before the Offer Expiration Date, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.
Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 8:00 a.m. Pacific Time on the next U.S. business day after the last previously scheduled or announced Offer Expiration Date. Any public announcement made pursuant to this Offer will be disseminated promptly to Eligible Option holders in a manner reasonably designed to inform option holders of such change.
If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:
(a)    we increase or decrease the amount of consideration offered for the Eligible Options; or
(b)    we decrease the number of options eligible to be elected for exchange in this Offer;
and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least ten business days following the publication, sending or giving of notice.
For purposes of this Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.
15.    Fees and Expenses.
We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to this Offer.

16.    Additional Information.
We recommend that, in addition to this Offer to Exchange and the Terms of Election, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:
(a)    Arcutis’ Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on February 28, 2023, as amended on September 15, 2023.
(b)    Arcutis’ Definitive Proxy Statement for the 2023 Annual Meeting of Stockholders, filed with the SEC on April 18, 2023.
(c)    Arcutis’ Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 9, 2023, as amended on September 15, 2023, for the period ended June 30, 2023, filed with the SEC on August 8, 2023, as amended September 15, 2023 and for the period ended September 30, 2023, filed with the SEC on November 3, 2023.
(d)    Arcutis’ Current Reports on Form 8-K filed with the SEC on May 24, 2023, June 5, 2023, August 8, 2023, August 14, 2023, August 18, 2023, as amended September 7, 2023, September 7, 2023, October 19, 2023, October 23, 2023 and December 18, 2023.
(e)    The description of Arcutis’ shares of Common Stock, contained in Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 19, 2020.
Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:
Company Secretary
3027 Townsgate Road, Suite 300
Westlake Village, California 91361
or by telephoning us at (805) 418-5006.
As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Option Exchange, you should rely on the statements made in the most recent document.
The information contained in this Option Exchange about Arcutis should be read together with the information contained in the documents to which we have referred you.
17.    Miscellaneous.
This Option Exchange and our SEC reports referred to above include forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2022. Furthermore, such forward-looking statements speak only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statements contained herein for any reason after the date of this report to conform these statements to new information, actual results or changes in our expectations, except as required by applicable law.
The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.
We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION CONCERNING EXCHANGE OF OPTIONS FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.
Arcutis Biotherapeutics, Inc.
January 16, 2024

SCHEDULE A
INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
ARCUTIS BIOTHERAPEUTICS, INC.
The directors and executive officers of Arcutis and their positions and offices as of January 12, 2024, are set forth in the following table:

NAME	POSITIONS AND OFFICES HELD

Todd Franklin Watanabe	President, Chief Executive Officer and Director

Patrick Heron	Chairman

Bhaskar Chaudhuri, Ph.D.	Director

Terrie Curran	Director

Halley Gilbert, J.D.	Director

Neha Krishnamohan	Director

Keith Leonard	Director

Sue-Jean Lin	Director

Howard Welgus, M.D.	Director

John W. Smither	Chief Financial Officer

Larry Todd Edwards	Chief Commercial Officer

Patrick E. Burnett, M.D., Ph.D.	Chief Medical Officer

Matthew R. Moore	Chief Business Officer

Masaru Matsuda, J.D.	General Counsel
The address of each director and executive officer is: c/o Arcutis Biotherapeutics, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361.